Filed Pursuant to Rule 424(b)(3)
File Number 333-129140

PROSPECTUS SUPPLEMENT NO. 8
to Prospectus declared
effective on May 11, 2006
as supplemented on May 17, 2006, June 12, 2006, August 18, 2006, September 18, 2006, September 29, 2006, October 23, 2006 and November 21, 2006
(Registration No. 333-129140)

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

        This Prospectus Supplement No. 8 supplements our Prospectus dated May 12, 2006, Prospectus Supplement No.1 dated May 17, 2006, Prospectus Supplement No. 2 dated June 12, 2006, Prospectus Supplement No. 3 dated August 18, 2006, Prospectus Supplement No. 4 dated September 18, 2006, Prospectus Supplement No. 5 dated September 29, 2006, Prospectus Supplement No. 6 dated October 23, 2006 and Prospectus Supplement No. 7 dated November 21, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 8 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, Prospectus Supplement No. 6 and Prospectus Supplement No. 7.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated December 6, 2006, as filed by us with the Securities and Exchange Commission:

        Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "CYKN."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is December 14, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 6, 2006, the Board of Directors of Cyberkinetics Neurotechnology Systems, Inc. (the “Board”) adopted a new Code of Business Conduct and Ethics (the “Code”). The Code updates and revises the previous Code of Ethics by adopting numerous policies that address corporate responsibility and accountability to employees, customers, business partners and stockholders. The Code applies to all employees and officers of the Company as well as all members of the Company’s Board of Directors. Each employee, officer and director must certify his or her compliance with the Code by signing an annual confirmation. A copy of the Code is attached hereto as Exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(c)   Exhibits:

99.1 Code of Business Conduct and Ethics Adopted as of December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: December 12, 2006

Exhibit Index

 Exhibit  Description

99.1  Code of Business Conduct and Ethics Adopted as of December 6, 2006.

EXHIBIT 99.1

Cyberkinetics Neurotechnology Systems, Inc.

Code of Business Conduct and Ethics

Adopted as of December 6, 2006

PURPOSE

Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) is dedicated to supplying customers with high quality products and services, serving fairly the interests of stockholders and employees, dealing fairly with competitors and fulfilling its social responsibilities. This Code of Business Ethics and Conduct (this “Code”) is a guide to help the Company’s employees, officers and directors live up to the Company’s high ethical, fiscal and general business standards. This Code should also be provided to and followed by the Company’s agents and representatives, including consultants.

This Code strives to deter wrongdoing and promote the following objectives:

(i)	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(ii)
full, fair, accurate, timely and understandable disclosure in reports and documents filed with or submitted to the Securities and Exchange Commission and in other public communications made by the Company;

(iii)	compliance with all applicable laws, rules and regulations;

(iv)	prompt internal reporting of Code violations; and

(v)	accountability for compliance with this Code.

This Code sets our general principles but does not cover every situation that may arise. Our employees, officers and directors should not only conduct themselves in accordance with this Code, but also avoid the appearance of improper behavior. A person who violates this Code will be subject to disciplinary action, up to and including termination.

RESPONSIBILITY AND ACCOUNTABILITY

All employees and officers of the Company are responsible for conducting themselves in compliance with this Code, other company policies and applicable laws and regulations. This Code applies to all Company employees and officers as well as the Company contractors. In addition, all members of the Company’s Board of Directors, in regard to their Company duties, are responsible for conducting themselves in accordance with the provisions of this Code, other company policies and applicable laws and regulations.

This Code is neither a contract nor a comprehensive manual that covers every situation the Company employees, officers and directors might encounter. It is a guide that highlights key issues and identifies resources to help employees, officers and directors reach business decisions that are in line with the Company’s values.

Each employee, officer and director is expected to read this Code and be familiar with the laws and guidelines that apply to his or her position. Each employee, officer and director must adhere to the spirit as well as the letter of these laws and guidelines. Keep in mind that failure to abide by this Code and the law may lead to disciplinary measures appropriate to the violation, up to and including termination.

COMPLIANCE REPORTING

After reading this Code, each employee, officer and director must acknowledge that he or she has read, understands, and to the best of his or her knowledge is adhering to this Code, by submitting a Code of Business Ethics and Conduct Confirmation (the “Code Confirmation”) attached hereto as Attachment I. If such person’s circumstances should change, an updated Confirmation should be completed and submitted. Compliance issues and violations must be promptly reported to supervisory personnel or the Audit Committee of the Board of Directors.

Confidentiality regarding those who make compliance reports and those potentially involved is maintained to the extent possible during a compliance investigation. The Company will not tolerate retribution, retaliation or adverse personnel action of any kind against anyone for lawfully reporting a situation of potential noncompliance, or providing the company or law enforcement or other governmental agency any information or assistance relating to the commission of any state or federal offense or breach of Company policy. Confidential and anonymous submissions may be mailed by the employee to the Company’s Audit Committee at the address set forth below. All such reports shall be delivered to our Principal Outside Counsel for review and appropriate dissemination and attention.

FORMS

Attachment I - Code of Business Ethics and Conduct Confirmation
Attachment II - Code of Business Ethics and Conduct Exception Approval Form

POLICY

1.0 OUR RESPONSIBILITY TO EACH OTHER

The Company values its employees, officers and directors and their contributions.

Respect

We respect the dignity of every Company employee, officer and director. We will treat each other with respect and fairness at all times, just as we wish to be treated. We will value the difference of diverse individuals from around the world. Employment decisions will be based on business reasons, such as qualifications, talents and achievements, and will comply with local and national employment laws.

Unwelcome Behavior

Abusive, harassing or offensive conduct, including threats or acts of violence or physical intimidation, is unacceptable. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances. We are encouraged to speak out when a coworker’s conduct makes us uncomfortable, and to report harassment when it occurs.

Safety And Health

The Company strives to provide and we are all responsible for maintaining a safe workplace by following safety and health rules and practices. We are responsible for immediately reporting accidents, injuries and unsafe equipment, practices or conditions to a supervisor or other designated person. The Company is committed to keeping its workplaces free from hazards.

In order to protect the safety of all employees, officers and directors, each of us must report to work free from the influence of any substance that could prevent us from conducting work activities safely and effectively.

Rumors

Employees, officers and directors are prohibited from heeding, repeating or acting on rumors about another person or the Company.

Personnel Records

All personnel records will contain only information needed for business or legal purposes, and will not be divulged to outsiders without the affected person’s approval except to verify employment or to comply with legal requirements.

Only authorized persons may have access to personnel records and then, only after receiving permission from the Chief Financial Officer. Employees, officers and directors may inspect their records and ensure that the information is accurate.

Equal Employment Opportunity and Benefits

The Company is committed to providing equal benefits to all persons regardless of race, sex, age, religion, color, national origin, marital status, sexual orientation, physical and mental disability or veteran status.

Confidentiality

Employees, officers and directors will respect the confidentiality of information entrusted to them or acquired in the course of their work, except when authorized by a supervisor or executive officer of the Company or otherwise legally obligated to disclose. Confidential information acquired in the course of one’s work is not to be used for personal advantage. Divulging information that may not be in the best interest of the Company or employees, officers or directors will not be tolerated. Confidential information includes all non-public information and information that might be of use to competitors or harmful to the company or its customers if disclosed. The obligation to preserve confidential information continues even after employment ends.

Employees, officers and directors will at all times act in good faith, responsibly, with due care, competence and diligence, and not misrepresent material facts or allow their independent sound judgment to be subordinated.

2.0 OUR RESPONSIBILITY TO OUR BUSINESS PARTNERS

Building quality relationships with other companies gives the Company a competitive advantage.

Doing Business with Others

We will not do business with others who are likely to harm the Company’s reputation. For example, we will avoid doing business with others who intentionally and continually violate the law. These laws include, for example, local environmental, employment, safety and anti-corruption statutes. All arrangements with third parties must comply with the Company policy and applicable law. We will not use a third party to perform any act prohibited by law or by this Code.

Agents and Consultants

Commission rates or fees paid to agents or consultants must be reasonable in relation to the value of the product or work that is actually being done. We will not pay commissions or fees that we have reason to believe will become bribes.

Contractors

Contractors play a vital role in the fulfillment of much of our business and, in some cases, may be visible to our customers. It is therefore important to ensure that our contractors preserve and strengthen the Company’s reputation by acting consistently with this Code.

Joint Ventures and Alliances

The Company will strive to ally with companies that share our commitment to ethics. We will also work to make the standards of our joint ventures compatible with our own.

Purchasing Practices

Purchasing decisions must be made based solely on the Company’s best interests. Suppliers win the Company’s business based on product or service suitability, price, delivery and quality. Purchasing agreements should be documented and clearly identify the services or products to be provided, the basis for earning payment and the applicable rate or fee. The amount of payment must be commensurate with the services or products provided.

Under no circumstances will the Company expect or authorize any employee, officer or director to offer payments of any kind to induce a purchaser to buy its products, or to pay more for them than the established price.

Employees, officers and directors will not mislead, intentionally misinform, lie to or withhold relevant information from any customer, vendor or the Company itself in the course of doing their job.

If the customer is also a supplier, purchase of the Company’s products will not be a condition of the Company’s patronage.

3.0 OUR RESPONSIBILITY TO OUR STOCKHOLDERS

We will treat the investment of our stockholders as if it were our own.

Protecting the Company’s Assets

We have a responsibility to protect the Company’s assets from loss, damage, misuse or theft. The Company’s assets, such as funds, products or computers, may only be used for business purposes and other purposes approved by management, including incidental personal use. The Company’s assets may never be used for illegal purposes.

Proprietary Information

The obligation of employees, officers and directors to safeguard Company assets includes the protection of proprietary information. Such proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. You may protect such proprietary information by marking it accordingly, keeping it secure and limiting access to those who have a need to know in order to do their jobs. Proprietary information also includes information that suppliers and customers have entrusted to us. The obligation to preserve proprietary information continues even after employment ends. Unauthorized dissemination of this information would be a violation of policy and may be illegal or result in civil or criminal penalties.

Inside Information and Securities Trading

The Company’s employees, officers and directors are not allowed to trade in securities or any other kind of property based on knowledge that comes from their jobs, if that information has not been reported publicly. It is against the laws of many countries, including the United States, to trade or to “tip” others who might make an investment decision based on inside job information. For example, using non-public information to buy or sell Company stock, options in Company stock or stock of a Company supplier or customer is prohibited.

Whether or not an employee, officer or director may use inside information often requires legal clarification. Therefore, employees, officers and directors should consult with our Principal Outside Counsel prior to any such use.

Disclosure Controls and Record Keeping

We require honest, accurate and complete recording and reporting of information in order to make responsible business decisions. This includes such data as quality, safety and personnel records, as well as all financial records. The Company follows the accepted accounting rules and controls set forth by the United States Securities and Exchange Commission (the “SEC”) and the Financial Accounting Standards Board. The Company requires, without exception, honest and accurate recording and reporting of information in all circumstances. The Company requires that its certified public accountants have access to any and all information necessary for them to conduct audits properly.

Business expense accounts used by employees, officers and directors must be documented and recorded accurately. All of the Company’s books, records, accounts and financial statements must (i) be maintained in reasonable detail, (ii) appropriately reflect the Company’s transactions and (iii) conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation and approved in writing by our Chief Financial Officer. Any employee with information about inaccurate company records, unrecorded funds or assets or any misappropriation of Company assets must promptly notify the Chief Executive Officer or the Audit Committee.

The Company must disclose to the SEC, our current stockholders and the investing public certain information under applicable laws, regulations or rules, and any additional information that may be necessary to ensure that the required disclosures are not misleading or inaccurate. The Company requires you to participate and fully cooperate in the disclosure process.

In all records and communications, avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that could be misunderstood. This applies to email, internal memos and formal reports. Records should be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation, threatened or known, please consult our Principal Outside Counsel or an executive officer of the Company.

Recording and Retaining Business Communications

All business records and communications should be clear, truthful and accurate. Business records and communications often become public through litigation, government investigations and the media. We will avoid exaggeration, colorful language, guesswork, legal conclusions and derogatory remarks or characterizations of people and companies. This applies to communications of all kinds, including email and “informal” notes or memos. Records should always be retained and destroyed according to the Company’s record retention policies.

4.0 OUR RESPONSIBILITY TO OUR COMPETITORS

We compete aggressively and with integrity at the same time.

Competitive Information

We must never use illegal or unethical methods to gather competitive information. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent or inducing such disclosures by past or present employees of other companies is prohibited. If information that may constitute a trade secret or confidential information of another business is obtained by mistake, or if we have questions about the legality of information gathering, we should consult our Principal Outside Counsel.

Fair Competition and Antitrust

The Company believes that the success of the private enterprise system depends upon fair competition, which, by encouraging productivity and efficiency, tends to improve products and lower prices. The Company supports the antitrust and unfair competition laws that are designed to foster competition and thus benefit both business and consumers.

Employees, officers and directors should become familiar with the basic provisions of these laws that are applicable to their jobs. Information regarding these laws may be obtained by contacting our Principal Outside Counsel.

5.0 OUR RESPONSIBILITY TO GOVERNMENTS

As a responsible citizen, it is our obligation to obey the law.

Compliance with Laws

Employees, officers and directors are required to comply with all applicable laws and regulations wherever we do business. Perceived pressures from supervisors or demands due to business conditions are not excuses for violating the law. When we have any questions or concerns about the legality of an action, we are responsible for checking with management, our Principal Outside Counsel or the Audit Committee.

Responding to Government Requests

Employees, officers and directors are expected to respond truthfully to governmental inquiries. It is the Company’s policy to cooperate with all reasonable requests from governmental agencies concerning the Company’s business operations. Any employee learning of a governmental inquiry should promptly report the inquiry to our Principal Outside Counsel.

Political Activities

The Company believes in and supports the democratic political process and provides governmental agencies with business information and, within legal and ethical bounds, voices its opinions on issues affecting the Company, its stockholders, employees, officers and directors, the communities in which it operates and the business community.

The Company may make contributions consistent with all applicable laws and regulations.

No employee, officer or director may, except with approval from the Chief Financial Officer, make any political contribution for the Company or use the Company’s name, funds, property, equipment or services for the support of political parties, initiatives, committees or candidates. This includes any contribution of value. Additionally, lobbying activities or government contacts on behalf of the Company, other than sales activities, should be coordinated with Chief Financial Officer.

Anti-Corruption Laws

The Company will comply with anti-corruption laws. Employees, officers and directors will not directly or indirectly offer or make a corrupt payment to government officials, including employees of state-owned enterprises. The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. Payments to government officials of any country are strictly prohibited.

In addition, there are federal laws and regulations that prohibit United States government personnel from accepting business gratuities. The promise, offer or delivery to an official or employee of the United States government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules.

Employees, officers and directors may not use Company expense accounts, facilities or other assets for the benefit of any political party or candidate, including an employee individually running for office. Employees, officers and directors are not prohibited from contributing on their own to political action committees. All travel by government officials that is sponsored or paid for by the Company must be approved in advance by the Chief Financial Officer.

6.0 CONFLICTS OF INTEREST

We will make business decisions based on the best interests of the Company.

All employees, officers and directors are expected to make decisions in the best interests of the Company and are required to handle any actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. A conflict of interest exists when a person’s private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company.

It is almost always a conflict of interest for an employee, officer or director to work simultaneously for a competitor, customer or supplier. Employees, officers and directors are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

You must fully disclose all relevant facts of any actual or potential conflict to your supervisor, an executive officer or our Principal Outside Counsel, and not proceed with any action related to such conflict unless the action is approved in accordance with the provisions of the Code of Business Ethics and Conduct Exception Approval Form (the “Exception Approval Form”) attached hereto as Attachment II. Conflicts of interest may not always be clear-cut, so if you have a question about whether a conflict may exist seek advice as provided in this Code.

All employees, officers and directors will act with honesty and integrity, avoiding actual or apparent conflicts of interest in company/business transactions. For any exceptions to this policy, an employee must complete the Exception Approval Form.

7.0 COMPLIANCE GUIDELINES

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it may be difficult to know right from wrong. Since the Company cannot anticipate every situation that will arise, keep in mind the following if a new question or problem occurs:

(i)	MAKE SURE YOU HAVE ALL THE FACTS. In order to reach the right solutions, we must be as fully informed as possible.

(ii)
ASK YOURSELF “WHAT SPECIFICALLY AM I BEING ASKED TO DO? DOES IT SEEM UNETHICAL OR IMPROPER?” Focus on the specific question you are faced with and the alternatives you have. Use your judgment and common sense. If something seems unethical or improper, it probably is.

(iii)	CLARIFY YOUR RESPONSIBILITY AND ROLE. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

(iv)
DISCUSS THE PROBLEM WITH YOUR SUPERVISOR. In many cases, your supervisor will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help you solve problems.

(v)	ALWAYS ASK FIRST, ACT LATER. If you are unsure of what to do in any situation, seek guidance before you act.

You may report violations or suspected violations of this Code by speaking with your supervisor, Chief Financial Officer or our Principal Outside Counsel. All such discussions will be handled confidentially to the extent reasonably possible. You may ANONYMOUSLY report ANY violation or suspected violation of this Code in the manner set forth in Section 8.0 entitled “Reporting Violations.”

8.0 REPORTING VIOLATIONS

It is the responsibility of every employee, officer and director to report any suspected, observed or known violations of this Code, or business conduct inconsistent with this policy or any other policies or principles to his or her supervisor, Chief Financial Officer or our Principal Outside Counsel. Alternatively, you may mail your violation to the Audit Committee

9.0 NON-RETALIATION/NON-RETRIBUTION

Neither the Company nor its agents, employees, officers or directors are permitted to engage in retaliation, retribution or any form of harassment directed against an employee, officer or director who has, in good faith, reported a concern of unethical or improper activity. Any agent, employee, officer or director found by the Company to be engaging in retaliation, retribution or any form of harassment will be subject to disciplinary action up to and including termination of employment.

10.0 CODE OF BUSINESS ETHICS AND CONDUCT CONFIRMATION

All the Company employees, officers and directors will be required to certify their compliance with this Code by signing the Code Confirmation on a yearly basis. All Company new hires will receive this Code, including the Code Confirmation, as part of their offer letter package.

11.0 EXCEPTION REPORTING/WAIVERS

Any employee, officer or director who feels they need to note an exception to any provision of this Code must complete, and secure appropriate approval of, an Exception Approval Form. Any waiver of this Code for employees or non-executive officers may be made only in accordance with the provisions of the Exception Approval Form. In addition to completing the Exception Approval Form, any waiver of this Code for executive officers or directors must be approved by the Nominating Committee of the Board of Directors and promptly disclosed as required by law, the SEC and any applicable stock exchange.

12.0 HOW TO GET HELP

If you have questions or concerns about this Code, the first place to turn is your supervisor. If you are uncomfortable discussing the issue with your supervisor, please talk to another member of management, our Principal Outside Counsel or the Company’s Audit Committee.

This Code is updated annually.

Contact Information

Audit Committee Members:

Audit Committee
Cyberkinetics Neurotechnology Systems, Inc.
100 Foxborough Boulevard,
Suite 240
Foxborough, MA 02035

Attachment I

Cyberkinetics Neurotechnology Systems, Inc.

Code of Business Ethics and Conduct Confirmation

This signed confirmation acknowledges that I have been advised and understand the principles of Cyberkinetics’ Code of Business Ethics and Conduct policy and that I am in full compliance with all of the applicable provisions and guidelines. Further, I understand it is my responsibility to adhere to the standards within this policy at all times as an agent of Cyberkinetics’ and to report any known or suspected violations of this policy.

Name:

Job Title:

Location:

Signature:	Date:

ATTACHMENT 2
Cyberkinetics Neurotechnology Systems, Inc.
Code of Business Ethics and Conduct Exception Approval Form

In accordance with the Code of Business Ethics and Conduct of Cyberkinetics Neurotechnology Systems, Inc. (the “Code”), the undersigned hereby (1) discloses that, in connection with the undersigned’s affiliation with Cyberkinetics Neurotechnology Systems, Inc., a conflict with the terms of the Code may exist, and (2) requests appropriate approval for the initiation, or continuation of, such conduct (as the case may be). The undersigned acknowledges that any conduct identified herein must cease until appropriate approval has been received. If another exception(s) to the Code arises in the future, the undersigned agrees to complete an additional Exception Approval Form(s).

Name:

Job Title:

Executive Officer or Director#: Yes: _____ No: _____
(If “Yes” this Form must be reviewed by the Audit Committee of the Board of Directors)

Location:

Exception(s) / Conflict(s):

Date:
Signature

Waiver Approvals (All persons other than Executive Officer or Director):

Date:
Immediate Supervisor

Date:
HR Director

Date:
VP & Controller

Audit Committee Waiver Approval (Executive Officer or Director)#:

Date:

Name:

# All exceptions for Executive Officers and Directors must be promptly disclosed to stockholders.